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                                                                   Exhibit 10.25

                                                                  Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY IT BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF THIS NOTE UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF NOTEHOLDER'S COUNSEL, IN FORM AND SUBSTANCE ACCEPTABLE TO THE MAKER OF THIS NOTE, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                                 PROMISSORY NOTE

U.S.$640,000                                                New York, New York
                                                             February 27, 2003


         FOR VALUE RECEIVED, TITAN PCB EAST, INC., a Delaware corporation (the "Maker") promises to pay to the order of the investors named on Schedule A hereto or any assigns thereof (collectively, the "Holders"), according to the percentage interests set forth opposite their respective names thereon (each, a "Percentage Interest"), the principal sum of Six Hundred and Fourty Thousand and No/100ths Dollars (U.S.$640,000.00), together with interest thereon as provided for below (the "Note").

         SECTION 1. PAYMENT OF INTEREST. Interest on the unpaid principal shall accrue from February 27, 2003 at a rate of the lesser of (i) twenty four percent (24%) (subject to adjustment as provided herein) per annum (360-day/30-day month basis) and (ii) the maximum rate of interest permitted under applicable law, and shall be payable quarterly in arrears on the last day of each calendar quarter commencing on March 31, 2003, and at the Maturity Date (as defined in Section
2), whether by acceleration or otherwise.

         SECTION 2. PAYMENT OF PRINCIPAL.

         (a) The unpaid principal hereof shall be due and payable in full in cash at 12:00 noon on the earlier to occur of (i) February 27, 2004, (ii) the date of approval by the Board of Directors of the Maker or Ventures-National Incorporated, a Utah corporation and guarantor of the Maker's obligations under this Note ("VNI"), of the merger of either the Maker or VNI with or into any third party as a result of which the stockholders of the Maker or VNI, as applicable, immediately prior to such merger hold less than 50.1% of the voting rights of the acquiring company immediately following such merger, and (iii) the date of approval by the Board of Directors of either Maker or VNI of the sale or lease of all or substantially all of the assets of the Maker or VNI, as the case may be (the "Maturity Date"), or such earlier date on which the Note is due and payable upon the occurrence and continuation of an Event of Default pursuant to
Section 5 hereof. To the extent not sooner paid or converted, all accrued interest, default interest, and any other unpaid fees, costs, or expenses due the Holders shall be due and payable in full on the Maturity Date. Payments under this Note are unconditionally due and payable and shall not be reduced by any right of offset or counterclaim. If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

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         (b) The Maker may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (c) Payments of principal and interest on this Note shall be made in lawful currency of the United Sates by check sent to each Holder at the address set forth under such Holder's name on Schedule A hereto or to such other address as such Holder may designate for such purpose from time to time by written notice to the Maker, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and in each case pro rata to each Holder according to such Holder's Percentage Interest.

         (d) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Maker hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

         SECTION 3. SECURITY AGREEMENT. The obligations of the Maker under this Note are secured by a perfected security interest granted to Personal Resources Management, Inc., as agent for the benefit of the Holders (the "Agent") pursuant to that certain Security Agreement, dated as of the date hereof (as amended from time to time), by and between the Maker and each Holder (the "Security Agreement"). Each Holder is entitled to the benefits of this Note and the Security Agreement and all other agreements, documents, instruments and certificates referred to herein or therein, or executed in connection herewith or therewith (collectively, the "Loan Documents"). Neither this reference to the Security Agreement and the Loan Documents, nor any provision thereof, shall affect or impair the absolute and unconditional obligations of the Maker to pay the principal and interest on this Note.

         SECTION 4. COVENANTS. The Maker covenants and agrees with each Holder that, so long as any amount remains unpaid on this Note, the Maker:

         (a) shall not: (i) sell, assign (by operation of law or otherwise), or otherwise dispose of any of the collateral secured by the Security Agreement, except in the ordinary course of business; (ii) create or suffer to exist any lien, security interest, or other charge or encumbrance senior to, or pari passu with, the lien contemplated hereby; (iii) pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares, except that the Maker may pay dividends payable solely in shares of its capital stock;
(iv) change its primary line of business; (v) enter into any merger or consolidation; (vi) liquidate, wind up its affairs or dissolve; (vii) directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than reasonable compensation for services as an officer, director or employee); and (viii) in any manner increase the compensation of its existing officers and directors from the levels in effect on the date of funding of this Note.

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         (b) shall (i) timely provide to the investors unaudited quarterly and audited annual financial statements of VNI; and (ii) comply with notice requirements relating to material changes, legal proceedings and other matters.

         SECTION 5. EVENTS OF DEFAULT.

         (a) Events of Default. For purposes of this Note, an "Event of Default" shall be deemed to occur: (i) upon the Maker's failure to make any payment of principal or interest on this Note, when due, whether at the Maturity Date, at a date fixed for the payment of any installment thereof, by acceleration or otherwise, and such amount shall remain unpaid for ten (10) days from the date due; (ii) upon any other failure of the Maker to comply with the terms and conditions hereof, if such failure is not cured within twenty (20) days of Maker's receipt of written notice by any Holder; (iii) upon the failure of the Maker to comply with any of the terms and conditions of the Loan Documents (including, without limitation, limitations on use of proceeds from the sale of this Note), if such failure to comply is not cured within the grace period set forth therein, and if no grace period is so set forth, then within twenty (20) days of Maker's receipt of written notice by any Holder, (iv) upon any representation, warranty or certification made by the Company pursuant to the Loan Documents shall prove to have been false or misleading in any material respect; (v) upon a default in the performance , or a breach, of any covenant or agreement of the Maker in the Security Agreement; (vi) upon entry of a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate by one or more courts (administrative or otherwise), arbitral tribunals or other bodies, in each case of competent jurisdiction, which judgments shall not have been discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Maker shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (vii) the commencement of proceedings under any proceeding under Title 11 of the United States Code or other proceeding relating to the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; bankruptcy or insolvency law by or against the Maker,
(viii) if the Maker shall make an assignment for the benefit of its creditors,
(ix) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Maker in an involuntary case under federal bankruptcy laws as now or hereafter constituted; (x) upon the commencement of any levy or sale upon or execution or other proceedings of any nature, including a foreclosure of a subordinate lien on the assets of the Maker, whereby the Maker shall be deprived of title or right of possession to either property or any material part thereof; or (xi) upon the dissolution of termination of existence of the Maker or cessation of normal customary business activities of the Maker.

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         (b) Remedies for Default. In the case of any Event of Default by the
Maker, the Agent, upon written request of any Holder, shall demand that the aggregate amount of funds advanced to the Maker under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holders hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Agent to the Maker; provided, that in the event of any Event of Default specified in any of clauses (i), (vi) through (xi) of Section 4(a), all such amounts shall become immediately due and payable automatically and without any requirement of demand from or by the Agent. Notwithstanding the preceding sentence, the rights of the Holders as set forth in this Section 4 shall survive any such acceleration and payment.

         (c) Default Interest Rate. In the case of any Event of Default under this Note by the Maker, this Note shall continue to bear interest after such default.

         SECTION 6. GUARANTY. VNI hereby unconditionally guarantees the full payment of of the entire outstanding principal amount of this Note (including capitalized interest, if any), together with any accrued and unpaid interest thereon by the Maker if and to the extent any such principal or interest remains outstanding after foreclose upon and liquidation of the collateral secured by the Security Agreement.

         SECTION 7. ISSUANCE OF SHARES. Concurrent with the execution and delivery this Note, the Maker shall cause to be executed and delivered to each Holder at the address set forth below such Holder's name on Schedule A hereto a share certificate which shall represent such Holder's Percentage Interest of Four Hundred Thousand (295,000) shares of common stock, par value $0.001 per share, of VNI.

         SECTION 8. GOVERNING LAW. This Note shall be governed by the laws of the State of New York, without giving effect to its conflict of laws or choice of law provisions or rules.

         SECTION 9. SUCCESORS AND ASSIGNS. This Note shall be assignable (i) upon notice to the Maker and in accordance with such reasonable requirements as the Maker shall specify, including, without limitation, submission of an opinion of counsel of the transferor reasonably satisfactory to the Maker to the effect that such assignment will not violate applicable securities laws and (ii) conditioned upon such assignee agreeing in writing to be bound by the Agency Agreement, dated as of the date hereof, by and among, the Agent and the Holders.

         SECTION 10. SEVERABILITY OF THIS AGREEMENT. In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Note will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Note to such party, without such parties consent.

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         SECTION 11. WAIVERS AND AMENDMENTS. With the written consent of the
Maker and the Agent, only upon written consent of each Holder, the obligations of the Maker and the rights of the Holders under this Note may be waived or amended (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). This Note, or any provision hereof, may not be changed, waived, discharged or terminated orally, but only in writing as provided above. No delay or omission to exercise any right, power or remedy accruing to the Agent or any Holder upon any breach or default under this Note shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of the remedies of the Agent and the Holders, either under this Note, the Security Agreement or by law or otherwise afforded to such party, shall be cumulative and not alternative.

         SECTION 12. EXECUTION. This Note may be executed and delivered to the Holders by a facsimile transmission; such transmission shall be deemed a valid signature.

         SECTION 13. WAIVERS, ETC. The Maker and all endorsers of this Note hereby waive demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder in connection with the delivery, acceptance, performance or enforcement of this Note; and, the Maker shall be directly and primarily liable for the payment of all sums owing and to be owing under this Note, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

         SECTION 14. NOTICE. Any notice or demand which is required or provided to be given under this Note shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, or nationally recognized overnight courier, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

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         If to the Maker:

         Titan PCB East, Inc.
         2 Industrial Way
         Amesbury, MA 01913
         Attention:  David M. Marks
         Telecopier No.:  (414) 283-2609

         With a copy to:

         Reitler Brown LLC
         800 Third Avenue, 21st floor
         New York, NY  10022
         Attention:  Robert S. Brown, Esq.
         Telecopier No.:  (212) 371-5500

         If to a Holder, to such address set forth below such Holder's name on Schedule A hereto;

or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this Section 14.

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         IN WITNESS WHEREOF, the Maker has executed this Note, dated February
27, 2003 as an instrument under seal on the date written above.

IN THE PRESENCE OF:                   TITAN PCB EAST, INC.

                                      By: /s/ David Marks
-------------------------                 ------------------------------------
Witness                                        David M. Marks
                                               Chairman of the Board


                                      VENTURES-NATIONAL INCORPORATED
                                      As Guarantor



                                      By:      /s/ David Marks
                                           -----------------------------------
                                               David M. Marks
                                               Chairman of the Board


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                                   SCHEDULE A


Names and Amount of Investment


Name of Secured Party                      Percentage          Principal Amount
---------------------                      ----------          ----------------
Robert Bitton                                   7.82             $50,000.00

William Morando                                 9.38             $60,000.00

William F Mordando Trustee, Mary                7.82             $50,000.00
Ann Chickosky Trustee u/w/o William
R Morando

Charles E. Gross                                7.82             $50,000.00

John DeWees                                     4.69             $30,000.00

Henry Hackel                                   23.44            $150,000.00

David Hungerford -                             15.63            $100,000.00

Joel Gold                                       7.82                $50,000

Leah Rapps                                     15.63            $100,000.00

Total                                           100%            $640,000.00